Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Fourth Quarter 2015 Financial Results

TYSONS CORNER, Va., January 27, 2016 - MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of enterprise software platforms, today announced financial results for the three-month period ended December 31, 2015 (the fourth quarter of its 2015 fiscal year).

Fourth quarter 2015 revenues were $143.5 million versus $148.9 million for the fourth quarter of 2014, a 4% decrease. Product licenses and subscription services revenues for the fourth quarter of 2015 were $49.1 million versus $40.7 million for the fourth quarter of 2014, a 20% increase. Product support revenues for the fourth quarter of 2015 were $70.3 million versus $74.6 million for the fourth quarter of 2014, a 6% decrease. Other services revenues for the fourth quarter of 2015 were $24.2 million versus $33.5 million for the fourth quarter of 2014, a 28% decrease. Foreign currency headwinds continued to have a negative impact on revenues for the fourth quarter of 2015.

Operating expenses for the fourth quarter of 2015 were $74.2 million versus $84.1 million for the fourth quarter of 2014, a 12% decrease. Fourth quarter 2015 operating expenses included less than $0.1 million in restructuring costs, as compared to $3.2 million in restructuring costs in the fourth quarter of 2014. In addition, MicroStrategy did not capitalize any software development costs during the fourth quarter of 2015, as compared to $6.1 million in software development costs capitalized during the fourth quarter of 2014.

Income from operations for the fourth quarter of 2015 was $45.9 million, as compared to income from operations of $33.2 million for the fourth quarter of 2014. Net income for the fourth quarter of 2015 was $39.1 million, or $3.38 per share on a diluted basis, as compared to net income of $22.7 million, or $1.99 per share on a diluted basis, for the fourth quarter of 2014.

Non-GAAP income from operations, which excludes share-based compensation expense and restructuring costs, was $50.7 million for the fourth quarter of 2015 versus $39.6 million for the fourth quarter of 2014.

As of December 31, 2015, MicroStrategy had cash and cash equivalents and short-term investments of $485.7 million, as compared to $345.5 million as of December 31, 2014, an increase of $140.2 million. As of December 31, 2015, MicroStrategy had 9.4 million shares of class A common stock and 2.0 million shares of class B common stock outstanding.

The tables at the end of this press release include a reconciliation of income from operations to non-GAAP income from operations for the three and twelve months ended December 31, 2015 and 2014. An explanation of this non-GAAP measure is also included under the heading “Non-GAAP Financial Measure” below.

Conference Call

MicroStrategy will be discussing its fourth quarter 2015 financial results on a conference call today beginning at approximately 5:00 p.m. EST. To access the conference call, dial (844) 824-7425 (domestically) or (716) 220-9429 (internationally) and use conference ID 24967509. A live webcast and replay of the conference call will be available under the “Events & Presentations” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm. The replay will be available beginning approximately two hours after the call concludes until February 1, 2016 at (855) 859-2056 (domestically) or (404) 537-3406 (internationally) using the passcode 24967509. An archived webcast will also be available under the “Events & Presentations” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm.

Management Reorganization

As announced on January 8, 2016, the Company implemented a reorganization of its management team, which is intended to further streamline the business. The reorganization enabled the Company to eliminate a layer of management and is designed to better position the business for profitable growth in the year ahead. This streamlining resulted in the departures of former President, Paul N. Zolfaghari, and former President and Chief Legal Officer, Jonathan F. Klein. “Paul and Jonathan both made valuable contributions to the Company during their tenures. MicroStrategy is grateful for their service and wishes them well,” said Michael J. Saylor, Chairman and Chief Executive Officer of MicroStrategy.

MicroStrategy Unveiled MicroStrategy 10.2™

MicroStrategy unveiled MicroStrategy 10.2, the latest release of its groundbreaking enterprise analytics platform, which became generally available on December 23, 2015. Version 10.2 delivers a collection of enhancements across the entire platform, with a focus on making application development faster.

With the latest release, MicroStrategy 10 Secure Enterprise™ makes it easier for users to build apps and dashboards, find answers, and complete tasks faster. The new features in version 10.2 include simpler D3 visualization workflows and novel collaboration options that allow business analysts to easily add annotations or comments while sharing dashboards via MicroStrategy Desktop™. The release also features customizable home screens with MicroStrategy Web™, reusable themes for documents, replaceable datasets, auto partitioning of in-memory cubes, and more. Features new to MicroStrategy Mobile™ include enhanced drilling, offline prompt support, mobile subscriptions for iOS, and improvements to the native MicroStrategy Mobile app that is also available for Android. To learn more about these new features, visit: www.microstrategy.com/analytics. To register for the “What’s New in MicroStrategy 10.2” webcast, visit: https://info2.microstrategy.com/WhatsNewin102.

With its cadence of new product releases rolled out approximately every three months, MicroStrategy has been able to offer new features and enhancements to its global customer base on a regular basis. MicroStrategy 10.2 provides a number of key improvements, all of which will be highlighted on the “What’s New in MicroStrategy 10.2” webcast. MicroStrategy 10.2 will be featured at MicroStrategy World 2016, the company’s annual user conference taking place February 8-10, 2016 in Miami, FL. To register for MicroStrategy World 2016, visit: http://www.microstrategy.com/us/learn/world-2016.

MicroStrategy Released Usher™ 3.0 Enterprise Security Platform

In October 2015, MicroStrategy announced the release of Usher 3.0. Usher is a powerful enterprise security platform that provides advanced security for both logical and physical access, deep identity analytics for business productivity and security, and the ability to locate and communicate with users. Usher 3.0 features a new and intuitive badge design that delivers remarkable ease-of-use together with substantial new capabilities.

Usher replaces physical badges, passwords, and keys. The platform also allows people to move through the enterprise based on their roles and context using digital security badges available as an app on their mobile devices. Highlights of the new Usher 3.0 release include:

•	Seamless Badge Navigation: Users can scroll through all their badges by swiping left or right, making badges easy to use and intuitive.

•	Functionality with a Tap: All core Usher functions are now on the bottom toolbar of the app, enabling users to easily access their favorite keys, open the QR code scanner, and adjust settings with a simple tap.

•	Badge Dossier: By tapping on the badge, users can now access all the extended details of their badges. This new page lists badge credentials, badge security settings, user validation, and additional information configurable by organizations.

•	Location Aware Keys: Usher will be able to display the digital key most relevant for where you happen to be. This makes it even easier to use the key you need when you need it.

•	Multi-Server Support: The app will be able to register multiple instances of the Usher Security Server and enable power users to switch between servers with ease. For example, users who have Usher badges both for work and for personal use would be able to access both sets of badges in the same app on the same phone.

•	Enhanced Privacy Controls: This new version gives more granular privacy controls to users while still complying with an organization’s digital security badge controls and configurations. This gives the user the ability to modify the user’s location access settings with Usher. It also allows administrators to require Bluetooth and location services be turned on in order to use a particular badge.

Available on-premise and in the cloud, the Usher platform also offers a robust Software Development Kit (SDK), enabling developers to build Usher security, analytics and productivity capabilities into their existing mobile applications, web applications, and enterprise software packages.

Usher 3.0 for iPhone is now available for download in the iTunes app store and Google Play store. To get started with Usher and set up Usher identities for your organization, please visit http://usher.com.

MicroStrategy Announced Teradata Support for Governed Data Discovery

In October 2015, MicroStrategy announced that its joint customers with Teradata Corporation (NYSE: TDC) will be able to benefit from governed data discovery and sub-second response rates. With the new release, in addition to benefitting from the new enhancements and features available with MicroStrategy 10.2, joint customers will be able to leverage the relatively new native and optimized Teradata connector that was previously introduced with version 10.1.

“Companies in every industry possess astounding amounts of data, with those data volumes expected to grow exponentially in the foreseeable future,” said Sean Slack, Vice President Global Alliances and Strategic Partnerships, Teradata. “When customers use MicroStrategy together with Teradata, they are positioned to scale to the rising data requirements tied to the future of enterprise software and Big Data analytics. MicroStrategy is a dedicated partner that understands how crucial it is for our joint customers to transform their Big Data into useful insights so they can make meaningful decisions about their customers, products, competitors, and markets. With MicroStrategy 10 and the Teradata Database, leading companies can harness our combined technologies to run more efficiently, innovate more rapidly, and serve customers more effectively.”

Governed data discovery with enterprise sources like Teradata’s is one of the many key improvements delivered in the latest release, making it easy for business users to discover, analyze, and distribute valid analytics throughout an organization. With MicroStrategy 10, Teradata customers can deploy self-service analytics to the entire organization, giving business users the ability to promote data mashups or dashboards to a centralized environment. Business users also have the ability to swap out localized data with trusted and modeled Teradata enterprise data to ensure consistent KPIs across the deployment. From there, business users can easily share their findings in a personalized manner using powerful dashboard and report delivery options available with MicroStrategy.

In addition to governed data discovery, MicroStrategy users will benefit from sub-second response rates while accessing relational data with optimized and native Teradata connectors, and also leverage the processing power of Teradata to the fullest extent by intelligently pushing data joins and complex calculations to the Teradata database when possible. In this way, customers of MicroStrategy and Teradata gain the speed and flexibility of data discovery without sacrificing the scalability, security, and trust of a governed enterprise analytics environment.

Successful Deployment of MicroStrategy Mobile Demonstrates Mobile Technology Best Practices

In December 2015, MicroStrategy announced that its customer Houghton Mifflin Harcourt (HMH) won the 2015 Ventana Research Leadership award in the Mobile Technology category. Houghton Mifflin Harcourt is a Boston-based learning company serving more than 50 million students in over 150 countries worldwide. The 2015 Leadership award recognizes the work of HMH’s Trade Publishing group, best known for award-winning novels, non-fiction, reference, children’s titles and characters, including Curious George®, The Hobbit and Better Homes and Gardens.

Houghton Mifflin Harcourt Trade Publishing’s mobile reporting app, INsight, provides employees in the editorial, sales and finance groups with critical information to optimize business decisions and sales force productivity. Employees have a 360-degree view of customer, product, author and sales territory information. For instance, a sales rep can pull up a daily sales dashboard on an iPad device, and with a swipe or tap, track title inventory status, customer sales activity and orders in the pipeline. Financial analysts can measure product line performance against prior year actuals and current year budgets, and HMH’s senior vice president of sales can monitor the sales performance of the most recent best seller across all customers.

“With a mission to empower our sales organization, we created mobile apps using MicroStrategy Mobile to give our sales reps customized dashboards specific to their territory,” said Vince Benenati, Vice President of Business Operations, HMH Trade Publishing. “Our sales reps now have an agile and intuitive tool to manage their accounts, check the status of an order and quickly identify relevant titles for a specific customer. At a moment’s notice, our mobile users can pull up title information and divisional performance, anytime, anywhere.”

Building on INsight’s success in 2015, Benenati and his group added a forecasting model to the app that projects sales patterns, giving the sales organization intelligence on how a given title might perform based on the sales history of a comparative title. According to Benenati, such insight is also useful for inventory planners to conservatively estimate a title’s print run.

Weiler Corporation Turns Up Efficiencies and Sales Performance with MicroStrategy Analytics™

In October 2015, MicroStrategy announced that Weiler Corporation, a global manufacturer based in Cresco, PA, successfully deployed MicroStrategy Analytics across its business to improve operational efficiencies and sales performance. Weiler Corporation is a world-class industry leader and global manufacturer of surface conditioning solutions.

Employees across Sales, Marketing, Supply Chain, Operations, HR, and Finance use MicroStrategy Analytics to pull up actionable reports and dashboards. Weiler employees are able to run an overall equipment effectiveness report to see how well their machines are performing and based on the data, automate staffing for Weiler’s machinery. With MicroStrategy’s new data wrangling feature, users can see and analyze pipeline data that’s embedded in Salesforce.com, in the warehouse, or in another system, without having to exit that application and run another separate report. With greater insight, Weiler is able to engage with its channel partners and share meaningful, interactive data about trends in the business.

“The ability to combine all of our data in our dashboards and reports embedded within Salesforce.com and not have to move data and combine it into one report provides a lot of value for our users,” said Bill Dwyre, Vice President Strategic Marketing at Weiler Corporation. “Our salespeople use MicroStrategy daily to see their personal dashboards within the opportunity pipeline. They can drill into any dips or spikes across their accounts, products, markets or territories, and react quickly to close gaps.”

Non-GAAP Financial Measure

MicroStrategy is providing a supplemental financial measure for income from continuing operations that excludes the impact of share-based compensation arrangements and restructuring activities. This financial measure is not a measurement of financial performance under generally accepted accounting principles in the United States (“GAAP”) and, as a result, this financial measure may not be comparable to similarly titled measures of other companies. Management uses this non-GAAP financial measure internally to help understand, manage, and evaluate business performance and to help make operating decisions. MicroStrategy believes that this non-GAAP financial measure is also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis because it excludes a significant non-cash share-based compensation expense that MicroStrategy believes is not reflective of its general business performance and significant restructuring charges that we believe are not reflective of ongoing operating results. In addition, accounting for share-based compensation arrangements requires significant management judgment and the resulting expense could vary significantly in comparison to other companies. Therefore, MicroStrategy believes the use of this non-GAAP financial measure can also facilitate comparison of MicroStrategy’s operating results to those of its competitors.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy (Nasdaq: MSTR) is a leading worldwide provider of enterprise software platforms. The Company’s mission is to provide enterprise analytics, mobility, and security platforms that are flexible, powerful, scalable, and user-friendly. To learn more, visit MicroStrategy online, and follow us on Facebook and Twitter.

MicroStrategy, MicroStrategy 10, MicroStrategy 10 Secure Enterprise, MicroStrategy 10.1, MicroStrategy 10.2, MicroStrategy Mobile, MicroStrategy Analytics, MicroStrategy Desktop, MicroStrategy Web, Usher and Usher 3.0 are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings, including MicroStrategy 10.2; the impact on our business of the restructuring plan we adopted in the third quarter of 2014; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; fluctuations in tax benefits or provisions; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; competitive factors; general economic conditions, including economic uncertainty in the retail industry, in which the Company has a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MSTR-F

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$41,509	$34,744	$119,143	$125,952
Subscription services	7,554	6,005	27,839	22,322

Total product licenses and subscription services	49,063	40,749	146,982	148,274
Product support	70,296	74,634	281,740	295,703
Other services	24,163	33,488	101,147	135,853

Total revenues	143,522	148,871	529,869	579,830

Cost of revenues
Product licenses	2,223	1,501	8,118	6,957
Subscription services	3,251	3,731	13,051	17,560

Total product licenses and subscription services	5,474	5,232	21,169	24,517
Product support	3,014	3,528	12,748	14,241
Other services	14,926	22,875	67,191	96,452

Total cost of revenues	23,414	31,635	101,108	135,210

Gross profit	120,108	117,236	428,761	444,620

Operating expenses
Sales and marketing	39,380	47,058	148,522	225,086
Research and development	17,155	13,886	65,206	103,355
General and administrative	17,661	19,967	80,732	96,343
Restructuring costs	18	3,154	279	14,732

Total operating expenses	74,214	84,065	294,739	439,516

Income from operations	45,894	33,171	134,022	5,104
Interest income, net	155	29	284	162
Other income, net	957	2,449	3,558	5,785

Income before income taxes	47,006	35,649	137,864	11,051
Provision for income taxes	7,895	12,950	31,933	6,016

Net income	$39,111	$22,699	$105,931	$5,035

Basic earnings per share (1):	$3.44	$2.01	$9.33	$0.45

Weighted average shares outstanding used in computing basic earnings per share	11,386	11,302	11,355	11,301

Diluted earnings per share (1):	$3.38	$1.99	$9.18	$0.44

Weighted average shares outstanding used in computing diluted earnings per share	11,577	11,409	11,539	11,356

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,	December 31,
	2015	2014*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$292,341	$146,919
Restricted cash	618	661
Short-term investments	193,320	198,547
Accounts receivable, net	68,154	78,633
Prepaid expenses and other current assets	10,881	17,669
Deferred tax assets, net	—	19,936

Total current assets	565,314	462,365

Property and equipment, net	65,664	77,852
Capitalized software development costs, net	15,855	13,469
Deposits and other assets	2,072	3,951
Deferred tax assets, net	7,989	1,160

Total Assets	$656,894	$558,797

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$31,840	$35,458
Accrued compensation and employee benefits	40,067	50,588
Accrued restructuring costs	56	2,284
Deferred revenue and advance payments	100,695	108,413
Deferred tax liabilities	—	557

Total current liabilities	172,658	197,300

Deferred revenue and advance payments	8,995	10,818
Other long-term liabilities	19,943	22,679
Deferred tax liabilities	17	3,529

Total Liabilities	201,613	234,326

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 15,771 shares issued and 9,366 shares outstanding, and 15,660 shares issued and 9,255 shares outstanding, respectively	16	16
Class B convertible common stock, $0.001 par value; 165,000 shares authorized; 2,035 shares issued and outstanding, and 2,055 shares issued and outstanding, respectively	2	2
Additional paid-in capital	534,651	506,727
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(7,408)	(4,363)
Retained earnings	403,204	297,273

Total Stockholders’ Equity	455,281	324,471

Total Liabilities and Stockholders’ Equity	$656,894	$558,797

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended
	December 31,
	2015	2014
	(unaudited)	(unaudited)
Operating activities:
Net income	$105,931	$5,035
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,214	25,295
Bad debt expense	884	2,969
Unrealized net loss (gain) on foreign currency forward contracts	1,641	(1,682)
Non-cash restructuring costs and adjustments	(136)	199
Deferred taxes	9,666	(1,526)
Release of liabilities for unrecognized tax benefits	(899)	—
Share-based compensation expense	17,299	11,786
Excess tax benefits from share-based compensation arrangements	(1,096)	—
Reclassification of foreign currency translation adjustment from other comprehensive income	(280)	—
Changes in operating assets and liabilities:
Accounts receivable	5,003	(276)
Prepaid expenses and other current assets	4,446	(2,713)
Deposits and other assets	1,631	909
Accounts payable and accrued expenses	1,904	(1,701)
Accrued compensation and employee benefits	(8,387)	(26,875)
Accrued restructuring costs	(1,922)	2,379
Deferred revenue and advance payments	(4,176)	731
Other long-term liabilities	(3,024)	70

Net cash provided by operating activities	149,699	14,600

Investing activities:
Proceeds from redemption of short-term investments	479,200	308,900
Purchases of property and equipment	(3,484)	(12,400)
Purchases of short-term investments	(473,779)	(370,050)
Capitalized software development costs	(9,598)	(8,396)
Increase in restricted cash	(20)	(164)

Net cash used in investing activities	(7,681)	(82,110)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	9,529	856
Excess tax benefits from share-based compensation arrangements	1,096	—
Payments on capital lease obligations and other financing arrangements	(1,447)	(2,326)

Net cash provided by (used in) financing activities	9,178	(1,470)

Effect of foreign exchange rate changes on cash and cash equivalents	(5,774)	(4,272)

Net increase (decrease) in cash and cash equivalents	145,422	(73,252)
Cash and cash equivalents, beginning of period	146,919	220,171

Cash and cash equivalents, end of period	$292,341	$146,919

MICROSTRATEGY INCORPORATED

REVENUE AND COST OF REVENUE DETAIL

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services:
Product licenses	$41,509	$34,744	$119,143	$125,952
Subscription services	7,554	6,005	27,839	22,322

Total product licenses and subscription services	49,063	40,749	146,982	148,274

Product support	70,296	74,634	281,740	295,703
Other services:
Consulting	21,590	30,448	92,065	121,958
Education	2,573	3,040	9,082	13,895

Total other services	24,163	33,488	101,147	135,853

Total revenues	143,522	148,871	529,869	579,830

Cost of revenues
Product licenses and subscription services:
Product licenses	2,223	1,501	8,118	6,957
Subscription services	3,251	3,731	13,051	17,560

Total product licenses and subscription services	5,474	5,232	21,169	24,517

Product support	3,014	3,528	12,748	14,241
Other services:
Consulting	13,818	21,950	63,344	90,780
Education	1,108	925	3,847	5,672

Total other services	14,926	22,875	67,191	96,452

Total cost of revenues	23,414	31,635	101,108	135,210

Gross profit	$120,108	$117,236	$428,761	$444,620

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	December 31,	December 31,
	2015	2014*
	(unaudited)
Current:
Deferred product licenses revenue	$13,506	$10,927
Deferred subscription services revenue	15,763	16,018
Deferred product support revenue	158,738	168,833
Deferred other services revenue	9,149	10,564

Gross current deferred revenue and advance payments	197,156	206,342
Less: unpaid deferred revenue	(96,461)	(97,929)

Net current deferred revenue and advance payments	$100,695	$108,413

Non-current:
Deferred product licenses revenue	$5,397	$8,012
Deferred subscription services revenue	2,138	750
Deferred product support revenue	7,607	7,505
Deferred other services revenue	795	1,047

Gross non-current deferred revenue and advance payments	15,937	17,314
Less: unpaid deferred revenue	(6,942)	(6,496)

Net non-current deferred revenue and advance payments	$8,995	$10,818

Total current and non-current:
Deferred product licenses revenue	$18,903	$18,939
Deferred subscription services revenue	17,901	16,768
Deferred product support revenue	166,345	176,338
Deferred other services revenue	9,944	11,611

Gross current and non-current deferred revenue and advance payments	213,093	223,656
Less: unpaid deferred revenue	(103,403)	(104,425)

Net current and non-current deferred revenue and advance payments	$109,690	$119,231

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Reconciliation of non-GAAP income from operations:
Income from operations	$45,894	$33,171	$134,022	$5,104
Share-based compensation expense	4,796	3,225	17,299	11,786
Restructuring costs	18	3,154	279	14,732

Non-GAAP income from operations	$50,708	$39,550	$151,600	$31,622

MICROSTRATEGY INCORPORATED

WORLDWIDE EMPLOYEE HEADCOUNT

	December 31,	March 31,	June 30,	September 30,	December 31,
	2014	2015	2015	2015	2015

Subscription services	57	43	37	33	37
Product support	138	138	130	127	131
Consulting	600	554	508	480	467
Education	24	19	25	27	28
Sales and marketing	662	577	515	507	513
Research and development	645	580	508	464	461
General and administrative	344	321	303	301	310

Total headcount	2,470	2,232	2,026	1,939	1,947